Exhibit 99.1

Medolife Rx Cancels Optional Reverse Split Previously Included in Filing

July 29, 2021 07:00 ET | Source: Quanta, Inc.

BURBANK, Calif., July 29, 2021 (GLOBE NEWSWIRE) — via NewMediaWire – Medolife Rx, Inc. (“Medolife”), a global integrated biopharmaceutical company with R&D, manufacturing, and consumer product distribution, which is a majority owned subsidiary of Quanta, Inc. (OTC PINK: QNTA), today cancelled an optional reverse split of shares that was included in a recent 14C filing.

After consultation with legal counsel, the Board of Directors and management have concluded that it is in the best interest of the company and its shareholders to cancel the option to do reverse split of shares which was included in the 14C filed on 6/21/21. An 8K will be filed later today confirming this cancellation.

“We take the responsibility we have to our shareholders very seriously and believe this to be the best course of action for our company,” said Medolife CEO Dr. Arthur Mikaelian. “We held a very informative webcast on Tuesday 7/27 where we covered many of the exciting things that are happening with our company, and we highly encourage our followers to take a moment to watch it. We are in the process of building a global biotechnology company and our future could not be brighter. Thank you to the investment community for its continued support and we look forward to sharing further updates with you all soon.”

The Company recently hosted an extensive investor webcast, featuring many videos and visuals, where management addressed many questions submitted from investors. Representing the Company on the webcast was Company CEO Dr. Arthur Mikaelian; its CFO, Mr. Clem Pascarella; Maggie Dumais, who manages marketing and brand development; board member Steve Winter, who manages social media and communications; and the director of the Company’s distribution partner Xoles, Christopher Rullien.

A replay of the webcast can be found here:

https://aeliastore.com/investor-news/medolife-rx-investor-webcast-7-28-21/

Investors are encouraged to reach out to ir@medolife.com to have individual questions addressed.

About Medolife Rx

Medolife Rx, Inc. is a global biotechnology company with operations in clinical research, manufacturing, and consumer products. Medolife Rx was created through the merger of Medolife, a private company founded by Dr. Arthur Mikaelian who pioneered the unlaying polarization technology that makes the Company’s portfolio of pharmaceutical and nutraceutical products so effective, and Quanta, Inc., a direct-to-consumer wellness product portfolio company. The Company’s lead clinical development programs include Escozine®, a proprietary formulation consisting of small molecule peptides derived from Rhopalurus princeps scorpions, which is amplified by the Company’s polarization technology and is being researched as a treatment of various indications, including COVID-19 and cancer. The Company has completed preclinical safety and efficacy research on Escozine® and is pursuing product registration and drug approval in various countries, including the United States and throughout Latin America.

Through its subsidiary QuantRx, Medolife manufactures and distributes consumer wellness products in high-impact consumer areas such as pain relief, beauty, and general wellness. QuantRx products are designed using Dr. Mikaelian’s polarization technology, which applies advances in quantum biology to increase the potency of active ingredients. Ultimately, Quanta’s mission is to deliver better, more effective ingredients to elevate product efficacy, reduce waste, and facilitate healthier, more sustainable consumption.

Beyond its own clinical and consumer applications, the polarization technology used by Medolife and its subsidiaries has many potential applications. From potentiating bio-ingredients, to producing more-effective carbon-trapping plants, to transformative anti-aging solutions, Medolife has the opportunity to upend how commercial and pharmaceutical products are made and increase their benefits, while decreasing their chemical concentration.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

ir@medolife.com